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                                                                     EXHIBIT 5.3

Acra Acquisition Corp.
c/o Autotote Corporation
750 Lexington Avenue
New York, NY 10022

    Re: Autotote Corporation Registration Statement on Form S-4 (Registration
        No. 33-51000)

Ladies and Gentlemen:

    We have acted as local counsel to Acra Acquisition Corp., a New Jersey corporation ("Acra" or the "Guarantor"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer by Autotote Corporation, a Delaware corporation (the "Company"), to exchange $150,000,000 aggregate principal amount of 122% Senior Subordinated Notes due 2010, Series B
("series B notes") for a like amount of its outstanding 122% Senior Subordinated Notes due 2010, Series A ("series A notes") (the "Exchange Offer"). The series B notes will be guaranteed on a full and unconditional senior subordinated basis by the Guarantor (the "Guarantee") and certain other existing and future subsidiaries of the Company. The series B notes will be issued pursuant to an Indenture, dated August 14, 2000, among, inter alia, the Company, the Guarantor, and The Bank of New York, as Trustee (the "Indenture").

    As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have
(a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, we have relied, without independent investigation or verification, upon statements, representations and certificates of officers of Acra.

    We are attorneys admitted to the Bar of the State of New Jersey, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America.

    Based upon the foregoing, we are of the opinion that the Guarantee has been duly authorized by the Guarantor and, when executed by and delivered on behalf of Acra by its Chairman of the Board, President, Vice-President or Treasurer, in connection with the exchange of the series B notes for the series A notes in the manner set forth in the Registration Statement and when the series B notes are executed by the Company and authenticated in accordance with the provisions of the Indenture (and assuming the due authorization, execution and delivery of the Indenture by each of the parties thereto other than the Guarantor), the Guarantee will constitute a legal, valid and binding obligation of the Guarantor.

    The above opinion is subject to and limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ SILLS CUMMIS RADIN TISCHMAN
                                            EPSTEIN & GROSS, P.A.
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                                          SILLS CUMMIS RADIN TISCHMAN
                                          EPSTEIN & GROSS, P.A.